Exhibit 3.1

ARTICLES OF INCORPORATION

In compliance with Chapter 607 and/or Chapter 621, F.S. (Profit)

ARTICLE I             NAME

The name of the corporation shall be:

American Restaurants Concepts Inc.

ARTICLE II            PRINCIPAL OFFICE

The principle place of business/mailing address is:

12763 Clear Springs Dr.

Jacksonville Fl. 32225

ARTICLE III         PURPOSE

The purpose for which the corporation is organized is:

Selling Franchises

ARTICLE IV            SHARES

The number of shares of stock is:

100

ARTICLE    V    INITIAL OFFICERS/DIRECTORS (optional)

The name(s) and address(es):

ARTICLE VI              REGISTERED AGENT

The name and Florida street address registered agent is:

Mike Rosenberger

12763. Clear Springs Dr.

Jacksonville Fl. 32225

ARTICLE VII           INCORPORATOR

The name and address of the Incorporator is:

Mike Rosenberger

12763 ClearSprings Dr

Jacksonville Fl 32225

**********************************************************************************

Having been named as registered agent to accept service of process for the above stated corporation at the place designated in this certificate, I am familiar with and accept the appointment as registered agent and agree to act in this capacity

____________________________________________

_______________________________

Signature/Registered Agent

Date

_____________________________________

__________________________

Signature/Incorporator

Date